Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Endeavour International Corporation:
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2004 (Except for Note 2, as to which the date is June 15, 2004), relating to the 2003 financial statements of Endeavour International Corporation, which appears on page 45 of the 2005 Form 10-K/A Amendment No. 1 to the Annual Report and to the reference to our Firm under the caption “Experts” in the Prospectus.
/s/ L J Soldinger Associates, LLC
Deer Park, Illinois, USA
May 1, 2006